UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 26, 2024, Seelos Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell 3,404,256 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) in a registered direct offering (the “Registered Direct Offering”). In a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offering”), the Company also agreed to issue and sell to the Purchasers unregistered common warrants to purchase up to 3,404,256 shares of Common Stock (the “Common Warrants”). The combined purchase price for one Share and accompanying Common Warrant to purchase one share for each share of Common Stock purchased was $1.175.

The Common Warrants have an exercise price of $1.05 per share of Common Stock, are exercisable immediately upon issuance and expire five years following the initial date of exercise. Each holder of a Common Warrant will not have the right to exercise any portion of its Common Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Common Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. If at any time after the six month anniversary of the date of issuance, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants is not available for the issuance, then the holders may exercise the Common Warrants by means of a “cashless exercise.”

The Common Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

On January 26, 2024, the Company also entered into a placement agent agreement (the “Placement Agent Agreement” and together with the Securities Purchase Agreement, the “Agreements”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent acted as placement agent for the Offering and the Company agreed to pay the Placement Agent a fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering. The Placement Agent Agreement includes indemnity and other customary provisions for transactions of this nature. The Company also agreed to reimburse the Placement Agent for up to $50,000 for the Placement Agent’s legal fees and expenses and non-accountable expenses in an amount not to exceed $15,000.

The closing of the Offering occurred on January 30, 2024. Gross proceeds from the Offering were approximately $4.0 million, before deducting the Placement Agent fees and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering (excluding any proceeds from any Common Warrant exercises) for general corporate purposes, to advance the development of its product candidates and to make periodic principal and interest payments under, or to repay a portion of, that certain Convertible Promissory Note No. 1 issued to Lind Global Asset Management V, LLC on November 23, 2021, as amended on December 10, 2021, February 8, 2023, May 19, 2023 and September 30, 2023.

The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-276119) filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2023 and declared effective on December 27, 2023 (the “Registration Statement”). The Common Warrants issued in the Private Placement and the shares issuable upon exercise of the Common Warrants (the “Common Warrant Shares”) were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws.

The Company also agreed, pursuant to the Securities Purchase Agreement, to file a registration statement on Form S-1 by February 1, 2024 to provide for the resale of the Common Warrant Shares.

The Agreements contain customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Agreements, the Company agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 45 days following the closing of the Offering. The Company also agreed that until the six (6) month anniversary of the closing of the Offering, the Company will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving an at-the-market offering or variable rate transaction. In addition, each of the Company’s directors and executive officers has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 45 days following the closing of the Offering.

The foregoing summaries of the Agreements and the Common Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Securities Purchase Agreement, the Placement Agent Agreement, and the form of Common Warrant that are filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively.

The representations, warranties and covenants contained in the Agreements and the Common Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Agreements and the Common Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreements and the Common Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Agreements and the Common Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Brownstein Hyatt Farber Schreck, LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements related to the amount of proceeds expected from the Offering and the expected use of such proceeds. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants and the Common Warrant Shares is incorporated herein by reference.

On January 26, 2024, the Company entered into the Securities Purchase Agreement, whereby the Company agreed to issue and sell to the Purchasers the Common Warrants to purchase up to 3,404,256 shares of Common Stock with an exercise price of $1.05 per share. The closing of the Offering, including the issuance and sale of the Common Warrants to the Purchasers, occurred on January 30, 2024.

The Common Warrants and the Common Warrant Shares were offered to the Purchasers pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Each of the Purchasers represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Common Warrants and the Common Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Common Warrants and the Common Warrant Shares have not been registered under the Securities Act and the Common Warrants and the Common Warrant Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

4.1	Form of Common Warrant.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1*	Form of Securities Purchase Agreement, dated January 26, 2024.

10.2	Placement Agent Agreement, dated January 26, 2024.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

*          *          *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: January 30, 2024	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer and President